Exhibit 10.1

SHARED SERVICES AGREEMENT

by and among

INDEPENDENCE REALTY TRUST, INC.

and

RAIT FINANCIAL TRUST

Dated as of December 20, 2016

SHARED SERVICES AGREEMENT

This SHARED SERVICES AGREEMENT (this “Agreement”), dated as of December 20, 2016 (the “Effective Date”), is by and among Independence Realty Trust, Inc., a Maryland corporation (“IRT”), and RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”).  IRT and RAIT shall be collectively referred to herein as the “Parties,” and each individually a “Party”.

WHEREAS, pursuant to that certain Securities and Asset Purchase Agreement, dated as of September 27, 2016, by and among RAIT, Jupiter Communities, LLC, RAIT TRS, LLC, the RAIT Selling Stockholders, IRT and Independence Realty Operating Partnership, LP (the “Purchase Agreement”), the Buyer Parties are acquiring from the Seller Parties (i) all of the membership interests of Independence Realty Advisor LLC, a Delaware limited liability company (the “Advisor”) and (ii) Asset Seller’s property management business (the “Business”);

WHEREAS, following the Closing of the transactions contemplated by the Purchase Agreement, the Advisor and the Business will require certain services, the physical and human resources for the provision of which will remain with RAIT; and RAIT will require certain services, the physical and human resources for the provision of which will have been transferred to IRT; and

WHEREAS, IRT desires to obtain certain services from RAIT for the purpose of enabling IRT to manage an orderly transition in its operation of the Advisor and the Business and retain the benefit of operational efficiencies created by the sharing of such services; and RAIT desires to obtain certain services from IRT for the purpose of enabling RAIT to retain the benefit of operational efficiencies created by the sharing of such services.

NOW THEREFORE, for good and valuable consideration provided under this Agreement, as well as the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.Definitions.  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

ARTICLE II
SERVICES

Section 2.1.Scheduled Services.

(a)Upon the terms and subject to the conditions set forth in this Agreement, IRT agrees to provide, or to cause one or more of its Affiliates or one or more third parties to provide, to RAIT all services set forth on Schedule A (the “IRT Services”).

(b)Upon the terms and subject to the conditions set forth in this Agreement, RAIT agrees to provide, or to cause one or more of its Affiliates or one or more third parties to provide, to IRT all services in support of the Advisor and the Business set forth on Schedule B (the “RAIT Services” and together with the IRT Services, the “Services”).

(c)Anything to the contrary notwithstanding, none of the obligations of the Parties under the Purchase Agreement shall constitute Services under this Agreement.  To the extent of any conflict between the terms of the Purchase Agreement and this Agreement, the terms of the Purchase Agreement shall be controlling.

(d)Each of the Parties hereby agrees to use its reasonable best efforts to ensure that any financial or other information to be provided to the other Party will be provided to such Party with sufficient time to allow for the review of such financial or other information by the receiving Party prior to the use of such financial or other information in any required tax returns, Securities and Exchange Commission filings or other regulatory filings.  In the event either Party becomes aware that it will not be able to timely provide such financial or other information, such Party shall promptly, but in no event later than three (3) Business Days after becoming aware of such inability, give notice to the other Party that it will not be able to timely provide such financial or other information and shall indicate when such financial or other information will be provided.

Section 2.2.Additional Services.  Each of the Parties agrees that, if either Party, in consultation with the other Party, identifies within 180 days after the date of this Agreement transition services that such Party believes are necessary for the continued operation of its business that are not identified on Schedule A or Schedule B, as applicable, upon the reasonable request of such Party, the Parties shall cooperate in good faith to modify Schedule A or Schedule B, as applicable, or enter into additional schedules with respect to such transition services, upon terms (including fees) and subject to conditions to be agreed upon in good faith by the Parties.  Neither Party shall be obligated to perform or cause to be performed any such additional services unless and until the Parties agree in writing as to the price, specifications and other terms and conditions under which the applicable Party shall provide (or cause to be provided) such other services.

Section 2.3.Service Standards; Level of Service.

(a)The Parties shall provide Services to one another in a prompt, professional and workmanlike manner and shall provide the Services to the other Party at a level of quality, responsiveness and diligence at least equal to the levels provided by such Party over the twelve (12) month period prior to the Closing Date for such Services, but in no event at a quality level lower than that generally provided by such Party to its business (the “Service Standards”).  In no event shall IRT have an obligation to perform any IRT Service in any other manner, amount or quality unless expressly so specified in Schedule A with respect to a particular IRT Service or mutually agreed upon after good faith discussions by the Parties.  In no event shall RAIT have an obligation to perform any RAIT Service in any other manner, amount or quality unless expressly so specified in Schedule B with respect to a particular RAIT Service or mutually agreed upon after good faith discussions by the Parties.

Section 2.4.Disclaimer of Warranties.  Each of the Parties acknowledges and agrees that the other Party does not as part of its usual or regular conduct of business provide any or all of the Services, or any related services, on a commercial basis.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT,   INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT AND QUIET ENJOYMENT.  NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY EITHER PARTY OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT.

Section 2.5.Subcontracting. Either Party may, with the written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), engage, or cause one of its Affiliates to engage, one or more parties (including third parties and/or Affiliates of such Party) to provide some or all of the applicable Services to be provided by such Party.  In the event a Party or its Affiliates so engage any such parties, such Party shall remain responsible for ensuring adherence to the Service Standards in the performance of the applicable Services, compliance by such parties with the applicable terms of this Agreement and for the indemnification obligations set forth in Article VIII. The Parties hereby agree that the delivery of any written consent pursuant to this Section 2.5 shall not be subject to the notice requirements set forth in Section 12.1 and any such written consent may be delivered via electronic mail.

Section 2.6.Cooperation.

(a)Each of the Parties will share information and otherwise cooperate to the extent necessary to facilitate the provision of Services pursuant to this Agreement.  The Parties will cooperate in a commercially reasonable manner to facilitate the provision of Services as described herein.  Each Party shall, at all reasonable times under the circumstances, make available to the other Party properly authorized personnel for the purpose of consultation and decision.

(b)The Parties shall cooperate fully to facilitate the termination of each Service at the earliest time reasonably practicable, but in no event later than six months after the Effective Date, unless otherwise agreed in writing by the Parties.

(c)Each of the Parties shall follow the policies, procedures and practices of the providing Party and its Affiliates applicable to the Services that are in effect as of the Effective Date, as may be modified from time to time subject to Section 2.2, so long as such Party has been provided with notice (in writing, where available) of such policies, procedures and practices.

(d)A failure of a Party to act in accordance with this Section 2.6 that prevents the other Party or its Affiliates or third parties from providing a Service hereunder shall relieve the other Party of its obligation to provide such Service until such time as the failure has been cured; provided, that such Party has been notified in writing of such failure.

Section 2.7.Certain Changes.  Either Party may change (a) its policies and procedures, (b) any Affiliates and/or third parties that provide any Services or (c) the location from which any Service is provided at any time; provided that each Party shall remain responsible for the performance of the applicable Services in accordance with this Agreement.  Each Party shall provide the other Party with prompt written notice of any changes described in the prior sentence.  Any such notice shall be provided to such other Party as soon as practicable prior to the effectiveness of such change or, if prior notice of such change is not practicable, as soon as practicable after the effectiveness of such change.  The Parties shall work together in good faith to minimize any negative impact that any change in the policies, procedures and practices of a Party and its Affiliates may have on the ability of the other Party to use the applicable Services.

Section 2.8.Timely Transition.  Unless otherwise agreed in writing by the Parties, each Party shall use commercially reasonable efforts to transition the applicable Services to its own operations and responsibility as promptly as possible after the Effective Date.

ARTICLE III
LIMITATIONS

Section 3.1.General Limitations.

(a)In no event shall either Party be obligated to maintain the employment of any specific employee or acquire any specific additional equipment or software, unless the other Party agrees to bear its allocated portion of any associated costs; provided that each Party shall remain responsible for the performance of the applicable Services in accordance with this Agreement.

(b)Neither Party shall be obligated to provide, or cause to be provided, any Service to the extent that the provision of such Service would require such Party, any of its Affiliates or any of their respective officers, directors, employees, agents or representatives to violate any applicable Laws.

Section 3.2.Third Party Consents and Limitations.

(a) Prior to the Effective Date, each Party will have obtained, with the reasonably requested cooperation of the other Party any third party consents necessary for provision of the applicable Services during the Term.  The costs associated with obtaining any third party consents shall be borne by the Party receiving the applicable Service.

(b) Each Party acknowledges and agrees that any Services provided through third parties or using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the applicable Party or its Affiliate and such third parties, copies of which have been made available to the other Party.

Section 3.3.Force Majeure.  In the event that either Party is wholly or partially prevented from, or delayed in, providing one or more Services, or one or more Services are interrupted or suspended, by reason of events beyond its reasonable control (including acts of God, acts, orders, restrictions or interventions of any civil, military or government authority, fire, explosion, accident, floods, earthquakes, embargoes, epidemics, war (declared or undeclared), acts of terrorism, hostilities, invasions, revolutions, rebellions, insurrections, sabotages, nuclear disaster, labor strikes, civil unrest, riots, power or other utility failures, disruptions or other failures in internet or other telecommunications lines, networks and backbones, delay in transportation, loss or destruction of property and/or changes in Laws) (each, a “Force Majeure Event”), provided that such Party is taking commercially reasonable steps to minimize the impact and duration of such Force Majeure Event, such Party shall not be obligated to deliver the affected Services during such period, and the other Party shall not be obligated to pay for any Services not delivered.

ARTICLE IV
PAYMENT

Section 4.1.Fees.   In consideration for the Services, IRT shall pay to RAIT net fees of $777,168 for the Term (i.e., $129,528 monthly).

Section 4.2.Billing and Payment Terms.  IRT shall remit full payment within thirty (30) days after the end of each calendar month.  Any late payment of an amount under this Agreement to be paid by IRT shall bear simple interest from and including the date such payment is due under this provision until, but excluding, the date of payment, at a rate per annum equal to the rate announced by Citibank, N.A. as its “Base Rate” plus two percent (2%).

Section 4.3.Sales Taxes.  All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (excluding all other taxes including taxes based upon or calculated by reference to income, receipts or capital) imposed against or on the Services (“Sales Taxes”).  The Party receiving Services shall be responsible for, and shall indemnify and hold the other Party harmless from and against, any such Sales Taxes.

Section 4.4.Record Keeping and Audit Right.  Anything to the contrary notwithstanding, each Party shall, and shall cause its Affiliates to, keep books and records relating to the performance of Services hereunder (the “Service Records”) consistent with their document and information retention policies in effect as of the Closing Date.  During the Term and for the one (1) year period following the expiration of the Term, each Party shall have the right, at its own cost and expense, to inspect the Service Records of the other Party (upon reasonable, prior written notice, during normal business hours), for the purpose of confirming that the applicable Services are being performed in accordance with the Service Standards, or to address any error in the provision of any Services.  Each Party may only exercise the foregoing inspection right once during any calendar quarter, except to address any matter that such Party reasonably believes represents material non-compliance by the other Party or its Affiliates with any Service Standards or any material error in the provision of any Services.

ARTICLE V
CONFIDENTIALITY

Section 5.1.Confidentiality.  Each Party acknowledges that the other possesses and will continue to possess information, and may, during the Term, obtain additional information, that has been created, discovered or developed by them and/or in which property rights have been assigned or otherwise conveyed to them, which information has commercial value and is not in the public domain. The proprietary information of each Party will be and remain the sole property of such Party and its assigns. Each Party shall use the same degree of care that it normally uses to protect its own proprietary information to prevent the disclosure to third parties of information that has been identified as proprietary by written notice to such Party from the other Party, or that can be reasonably inferred by such Party to be proprietary due to its content or the circumstances under which it was provided. Neither Party shall make any use of the information on the other which has been identified as proprietary except as contemplated or required by the terms of this Agreement. Notwithstanding the foregoing, this Section 5.1 shall not apply to any information that a Party can demonstrate: (a) was, at the time of disclosure to it, in the public domain through no fault of such Party; (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (c) was independently developed by the receiving Party.

ARTICLE VI
INTELLECTUAL PROPERTY

Section 6.1.Ownership of Intellectual Property.

(a)Each Party acknowledges and agrees that the Parties shall each retain exclusive rights to and ownership of their own Intellectual Property, and no other license or other right, express or implied (except as provided in the last sentence of each of Section 6.1(b) and Section 6.1(c)), is granted hereunder by either Party to its Intellectual Property.

(b)As between IRT and RAIT, IRT shall exclusively own all right, title and interest throughout the world in and to all business processes and other Intellectual Property rights created by it in connection with the performance of the IRT Services (“IRT Intellectual Property”), and RAIT hereby assigns any and all right, title or interest it may have in any such IRT Intellectual Property to IRT.  RAIT shall execute any documents and take any other actions reasonably requested by IRT to effectuate the purposes of the preceding sentence.  IRT hereby grants to RAIT a royalty-free, fully paid-up, non-exclusive license to use the IRT Intellectual Property during the Term, solely to the extent necessary for RAIT to receive the benefit of the IRT Services.

(c)As between IRT and RAIT, RAIT shall exclusively own all right, title and interest throughout the world in and to all business processes and other Intellectual Property rights created by it in connection with the performance of the RAIT Services (“RAIT Intellectual Property”), and IRT hereby assigns any and all right, title or interest it may have in any such RAIT Intellectual Property to RAIT.  IRT shall execute any documents and take any other actions reasonably requested by RAIT to effectuate the purposes of the preceding sentence.  RAIT hereby grants to IRT a royalty-free, fully paid-up, non-exclusive license to use the RAIT Intellectual Property during the Term, solely to the extent necessary for IRT to receive the benefit of the RAIT Services.

ARTICLE VII
LIMITATION OF LIABILITY

Section 7.1.Limitation of Liability.  In no event shall any Party hereto be liable under or in connection with this Agreement for consequential, incidental, special, indirect, treble or punitive Losses, Losses based on either the reduced current or future profitability or earnings or Losses based on a multiple of such profitability, earnings or other factor, or reduction therein (it being understood that all Losses shall for purposes of Article VIII be determined and calculated on a direct, dollar-for-dollar basis), except in the case of liabilities arising from third-party claims.  The liability of either Party to the other Party hereunder shall not exceed the aggregate amounts actually due and payable pursuant to Article IV hereunder from the Effective Date through the date the claim accrued.

ARTICLE VIII
INDEMNIFICATION

Section 8.1.Indemnification of RAIT.  Subject to the terms of this Article VIII, IRT agrees from and after the Effective Date to indemnify, defend and hold harmless RAIT from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of (a) a material breach by IRT of any provision of this Agreement, or (b) any breach of an agreement between RAIT and any third Person in relation to the RAIT Services caused by IRT.

Section 8.2.Indemnification of IRT.  Subject to the terms of this Article VIII, RAIT agrees from and after the Effective Date to indemnify, defend and hold harmless IRT from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of (a) a material breach by RAIT of any provision of this Agreement, or (b) any breach of an agreement between IRT and any third Person in relation to the IRT Services caused by RAIT.

Section 8.3.Indemnification with respect to the Premises.

(a)As set forth on Schedule B, the RAIT Services include IRT’s use of RAIT’s office space located at Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania (the “Premises”).  Subject to the terms of this Article VIII, IRT agrees from and after the Effective Date to indemnify, defend and hold harmless RAIT from and against any and all Losses incurred by RAIT arising out of, resulting from, or relating to any and all third-party claims: (i) arising from IRT’s occupancy of, conduct in or operation of, the Premises, or (ii) under the law, or arising from any act, neglect or negligence of IRT, or any of IRT’s agents, contractors, subtenants, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused by IRT or such persons to any person, entity or property occurring after the Effective Date, in or about the Premises.

(b)Subject to the terms of this Article VIII, RAIT agrees from and after the Effective Date to indemnify, defend and hold harmless IRT from and against any and all Losses incurred by IRT arising out of, resulting from, or relating to any and all third-party claims: (i) arising from RAIT’s occupancy of, conduct in or operation of, the Premises, or (ii) under the law, or arising from any act, neglect or negligence of RAIT, or any of RAIT’s agents, contractors, subtenants (other than IRT), servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused by RAIT or such persons to any person, entity or property occurring after the Effective Date, in or about the Premises.

Section 8.4.Indemnification Procedures.  In the event either IRT or RAIT shall have a claim for indemnity against the other Party, the Parties shall follow the procedures set forth in Section 12.04 of the Purchase Agreement.

ARTICLE IX
TERM AND TERMINATION

Section 9.1.Term of Agreement.  The term of this Agreement shall commence on the Effective Date and shall terminate on the date that is six months from the Effective Date (such period, the “Term”), unless earlier terminated as provided in this Article IX.

Section 9.2.Termination.  In the event: (i) IRT shall fail to pay for the Services in accordance with the terms of this Agreement; (ii) of any default by either Party, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (iii) either Party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for either Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency Law shall be approved, or either Party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”); then the non-Defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (iii), to terminate immediately this Agreement and its participation with the Defaulting Party under this Agreement; and (B) in the case of a default under clause (i) or (ii), to terminate this Agreement and its participation with the Defaulting Party under this Agreement if the Defaulting Party has failed to (x) cure the default within thirty (30) days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default.

Section 9.3.Effect of Termination.  In the event that this Agreement is terminated:

(a)Each Party agrees and acknowledges that the obligation of the other Party to provide the terminated Services, or to cause the terminated Services to be provided, hereunder shall immediately cease.  Upon cessation of a Party’s obligation to provide any Service, the other Party shall stop using, directly or indirectly, such Service.

(b)Upon request, each Party shall return to the other Party all tangible personal property and books, records or files owned by such other Party and used in connection with the provision of Services that are in its possession as of the termination date.

(c)The following matters shall survive the termination of this Agreement:  (i) the rights and obligations of each Party under Articles V, VI, VII, VIII, this Section 9.3, Article X and Article XI and (ii) the obligations under Article IV of the Parties to pay the applicable fees for Services furnished prior to the effective date of termination.

ARTICLE X
DISPUTE RESOLUTION

Section 10.1.Party Representatives.  Each Party will appoint a representative (a “Service Representative”) responsible for coordinating and managing the delivery and receipt of the Services, which Service Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement.  The Service Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement (including, without limitation, any pricing and other Service related matters).

Section 10.2.Escalation Procedure.  The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures:  Upon the written request of either Party, a senior executive officer of IRT or a designee of such person and a senior executive officer of RAIT or that person’s designee shall meet and attempt to resolve any Dispute between them.  If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party’s written request was made, then either Party may commence a proceeding relating to such Dispute in accordance with Section 11.8.  No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.

ARTICLE XI
MISCELLANEOUS

Section 11.1.Notices.

(a)All notices, requests, claims, demands and other communications under this Agreement will be in writing (including a writing delivered by facsimile transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by facsimile (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or fax number for a Party as will be specified by like notice):

As to RAIT:

RAIT Financial Trust
Two Logan Square
100 N. 18th Street, 23rd Floor
Philadelphia, PA 19103
Attention: Chief Executive Officer
Facsimile: (215) 207-2803
Email: sdavidson@rait.com

With a copy (which will not constitute notice) to:

RAIT Financial Trust
Two Logan Square
100 N. 18th Street, 23rd Floor
Philadelphia, PA 19103
Attention: Chief Legal Officer
Facsimile: (215) 207-2786
Email: jreyle@rait.com

With a copy (which will not constitute notice) to:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Attention: Justin Klein
Facsimile: (215) 864-8999
Email: kleinj@ballardspahr.com

As to IRT:

Independence Realty Trust, Inc.
Two Logan Square
100 N. 18th Street, 23rd Floor
Philadelphia, PA 19103
Attention: Chief Executive Officer
Facsimile: (215) 207-2803
Email: sschaeffer@rait.com

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
555 13th Street, NW
Washington, DC 20004
Attention: Stuart Barr
Facsimile: (202) 637-5910
Email: stuart.barr@hoganlovells.com

(b)The inability to deliver any notice, demand or request because the Party to whom it is properly addressed in accordance with this Section 11.1 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such Party.

(c)Each Party shall have the right from time to time to designate by written notice to the other Party hereto such other person or persons and such other place or places as said Party may desire written notices to be delivered or sent in accordance herewith.

(d)Notices and consents signed and given by an attorney for a Party shall be effective and binding upon that Party.

Section 11.2.Amendment.  Except as set forth in Sections 2.2 and 9.2(a) hereof, no provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

Section 11.3.Entire Agreement.  This Agreement and the other Transaction Agreements (and all exhibits and schedules hereto and thereto) collectively constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof and thereof.  No representation, promise, inducement or statement of intention has been made by IRT or RAIT which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and neither IRT nor RAIT shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not therein so set forth.

Section 11.4.No Waiver.  No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by the other Party with its obligations hereunder shall constitute a waiver of any Party’s right to demand strict compliance with the terms of this Agreement.

Section 11.5.Counterparts.  This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages.  Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

Section 11.6.Payments.  Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

Section 11.7.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective Parties hereto.

No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Party (and shall not relieve the assigning party from liability hereunder) and any purported assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

Section 11.8.Applicable Law; Venue.

(a)This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of law rules and principles of that state.  To the fullest extent permitted by Law, the Parties hereby unconditionally and irrevocably waive and release any claim that the Law of any other jurisdiction governs this Agreement and this Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(b)To the maximum extent permitted by applicable Law, any legal suit, action or proceeding against either of the Parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in Philadelphia, Pennsylvania, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding.  Each of the Parties hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.

(c)Each of the Parties hereto irrevocably waives its right to a trial by jury with respect to any action, proceeding or claim arising out of or relating to this Agreement.

Section 11.9.Construction of Agreement.  The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against either of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term “IRT” shall include the respective permitted successors and assigns of IRT, and the term “RAIT” shall include the permitted successors and assigns of RAIT, if any.

Section 11.10.Severability.  If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by Law.

Section 11.11.Further Assurances.  Each of the Parties agrees to execute such instruments and take such further actions after the Effective Date as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

Section 11.12.No Third Party Beneficiary.  It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.

Section 11.13.Binding Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of IRT and RAIT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ Scott Schaeffer
Name:	Scott Schaeffer
Title:	Chief Executive Officer

RAIT FINANCIAL TRUST

By:	/s/ Scott Davidson
Name:	Scott Davidson
Title:	Chief Executive Officer

[Signature page to Shared Services Agreement]

Schedule A – IRT Services

The following list of IRT Services is a representative list of services expected to be provided by IRT to RAIT.  This list does not include all of the services that may be required by RAIT during the Term.  IRT acknowledges the limitations of this list and agrees to cooperate with RAIT in good faith in accordance with Section 2.2 of the Agreement to provide such services requested by RAIT that are not specified herein.

Function	Service
Legal	Provide legal services relating to financing transactions, including drafting, reviewing and negotiating transaction documents.
Provide legal services relating to real estate transactions, including drafting, reviewing and negotiating transaction documents.
Real Estate	Review performance of the RAIT real estate portfolio.
Manage day to day cash management of the real estate properties, including the monthly waterfall distributions.
Provide quarterly reporting on performance.
Yardi Support	Provide customary YARDI support to RAIT employees using Yardi, including password resets, trouble shooting of errors, help with upgrades, etc.
CFO (after March 31, 2017, if needed)	Provide all services related to the customary function of RAIT’s CFO.
Manage the accounting function.
Manage the tax function.
Manage the finance function.
Monitor and manage RAIT’s liquidity.
Review transaction documents, if needed.
Oversee orientation and training of new RAIT CFO.

Schedule B – RAIT Services

The following list of RAIT Services is a representative list of services expected to be provided by RAIT to IRT.  This list does not include all of the services that may be required by IRT in order to provide for an orderly transition to an internalized management structure of IRT during the Term.  RAIT acknowledges the limitations of this list and agrees to cooperate with IRT in good faith in accordance with Section 2.2 of the Agreement to provide such services requested by IRT that are not specified herein.

Function	Service
Human Resources

Assist with the transfer and establishment of all IRT sponsored benefit plans and programs for IRT employees, including, without limitation, equity compensation plans, medical, dental, vision, flexible spending accounts, Health Savings Accounts, COBRA, life and accidental death and dismemberment insurance, short term disability and long-term disability.

Assist with establishment of the IRT sponsored 401(k) plan.
Assist with the administration of employee equity compensation plans.
Assist with the preparation and establishment of the policies and procedures applicable to IRT employees, including the preparation of the IRT employee handbook.
Provide accounting, analysis and processing support for IRT’s benefit plans and programs, file applicable quarterly and annual reports and provide actuarial forecasts.
Manage the payroll process for IRT through December 31, 2016 as currently delivered.
Provide any other HR assistance, as necessary.
Information Technology	Assist in IRT’s conversion of data to new systems.

Provide IRT with a full complement of IT support, including IT Help Desk services, IT network support and end use support services in the case of issues with remote access, user account logins and passwords or other issues associated with application access and usage.

Assist with the selection, installation and operation of servers to support IRT’s operations.
Provide ordinary course IT systems maintenance, including implementing appropriate system and software upgrades.
Provide access to existing enterprise applications and services including Yardi.
Provide access to, use of and support for IRT telephone services.

Function	Service
Assist with the transfer of all mobile phones related to the Advisor or the Business to a new master service plan for IRT.
Provide data migration support for all IRT related files stored on RAIT servers.
Legal

Provide general corporate counsel and securities counsel support, including, but not limited to, (i) preparing, reviewing and filing required reports under the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) preparing, reviewing and filing registration statements under the Securities Act of 1933 (the “Securities Act”) and (iii) responding to comment letters relating to any Exchange Act reports or Securities Act filings.

Assisting with the drafting, review and negotiation of IRT contracts.

Provide corporate secretary services, including, but not limited to, attending meetings of the IRT board of directors and committees of the board, preparing resolutions of the board or a committee thereof and recording and preparing minutes of the meetings of the IRT board and committees thereof.

Provide services to assist in implementing and supporting policies and procedures relating to IRT’s ethics compliance (“whistleblower”) program and provide general support to transition these services to IRT.

Provide support in the implementation of board of director process, policies and procedures.

Provide registered agent services under RAIT’s existing contract with Corporation Service Company; provided that, in the event that RAIT’s existing contract expires or is terminated, RAIT shall not be obligated to provide registered agent services after the date of such expiration or termination.

CFO	Provide all services related to the customary function of IRT’s chief financial officer.
Manage the accounting function.
Manage the tax function.
Manage the finance function.
Monitor and manage liquidity of IRT.
Review and authorize transaction documents, including, but not limited to, leases, purchase and sale agreements and underwriting agreements.
Oversee day to day property level accounting and treasury functions.

Function	Service
Accounting	Provide customary corporate accounting services.
Prepare monthly reports.
Maintaining the internal controls function of IRT.
Assisting with the preparation and review of all Exchange Act and Securities Act filings
REIT testing compliance, including preparation and review of quarterly REIT tests.
Investment Company Act testing compliance, including preparation and review of all required Investment Company Act tests.
Provide customary corporate tax services.
Process all IRT corporate payables.
Income tax compliance, including preparation, review and filing of all income tax returns.
Indirect tax compliance, including preparation, review and filing of all indirect tax returns including sales and use taxes and personal and real tax returns.
Support to register to file income and indirect taxes as necessary.

Management of tax (both income and non-income) audits (whether open on the Effective Date or arising thereafter but within the term of the Agreement and general advice and support gathering information on dispute resolution relating to other tax (both income and non-income) audits.

Finance	Assistance with budgeting and forecasting support.
Prepare and maintain corporate model for IRT.
Administrative	Provide customary secretarial support.
Investor Relations	Provide customary investor relations support.
Review and prepare IRT corporate presentations.
Prepare for, coordinate, and host IRT quarterly earnings calls.
Assist, interact with and respond to requests of IRT shareholders.
Insurance	Provide support for and manage IRT’s corporate insurance policies, including D&O liability, fiduciary liability and workers’ compensation.
Review and manage all insurance claims.
Assist with the negotiation and renewal of corporate insurance policies.

Function	Service
Provide support for and manage IRT’s property level insurance policies, including general liability insurance.
Assist with the negotiation and renewal of property level insurance policies.
Office Space

Assist with the transfer of the renter’s insurance program from Global Insurance Advisors LLC to IRT, including all state and local regulatory filings, monitoring and licenses.  Assist with the transfer of the Assurant contract and establishment of a new subsidiary at IRT to perform functions under the renter’s insurance program.  Designate a RAIT employee who is licensed as an individual insurance producer in all applicable states to serve as the broker of record for IRT’s new subsidiary.

Provide sufficient working space, including private offices and conference room space to enable IRT to conduct its business in a satisfactory manner.